As filed with the Securities and Exchange Commission on October 31, 2018

Registration No. 333-224285

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iShares® Commodity Optimized Trust
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6799 (Primary Standard Industrial Classification Code Number)	46-2428725 (I.R.S. Employer Identification No.)

c/o iShares® Delaware Trust Sponsor LLC
400 Howard Street
San Francisco, CA 94105
Attn: Product Management Team
iShares® Research & Development
(415) 670-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

iShares® Delaware Trust Sponsor LLC
400 Howard Street
San Francisco, CA 94105
Attn: Product Management Team
iShares® Research & Development
(415) 670-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew M. Faulkner, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036	Deepa Damre, Esq. BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

iShares® Commodity Optimized Trust

DEREGISTRATION OF SECURITIES

iShares® Delaware Trust Sponsor LLC, as sponsor of iShares® Commodity Optimized Trust, has terminated the offering of its securities pursuant to the registration statement on Form S-1 (Registration No. 333-224285) (the “Registration Statement”), and is hereby filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement, and in accordance with the undertakings of the Registration Statement, to remove from registration all securities registered which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, on October 30, 2018.

iShares® Commodity Optimized Trust

By: iShares® Delaware Trust Sponsor LLC

By:
Name:	Paul Lohrey**
Title:	Director, President and Chief Executive Officer

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Director and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

	Director, President and Chief Executive Officer (principal executive officer)	October 30, 2018
Paul Lohrey**

/s/ Jack Gee	Director and Chief Financial Officer (principal financial officer)	October 30, 2018
Jack Gee

	Director	October 30, 2018
Philip Jensen**

	Director	October 30, 2018
Peter F. Landini**

	Director	October 30, 2018
Kimun Lee**

**By:	/s/ Jack Gee	Attorney-in-fact	October 30, 2018
Jack Gee

*The Registrant is a trust and the persons are signing in their capacities as officers of iShares® Delaware Trust Sponsor LLC, the Sponsor of the Registrant.

**Powers of Attorney, each dated April 13, 2018 for Paul Lohrey, Jack Gee, Philip Jensen, Peter F. Landini and Kimun Lee are incorporated by reference to the Registration Statement filed on Form S-1 on April 13, 2018